UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2018

CÜR MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-183760	99-0375741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 New London Turnpike

Glastonbury, CT 06033

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (860) 633-5565

N/A

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

Reference is made to the disclosure set forth under Item 8.01 below, which disclosure is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2018, Kelly Sardo resigned as Interim President, Chief Financial Officer, Secretary and Treasurer of CÜR Media, Inc., a Delaware corporation (the “Company”). According to Ms. Sardo’s resignation notice, her resignation was due to the Company’s failure to pay her compensation. As a result of Ms. Sardo’s resignation, she relinquished her roles as the Company’s “Principal Executive Officer” and “Principal Financial and Accounting Officer" for Securities and Exchange Commission (“SEC”) reporting purposes.

On October 17, 2018, Tom Brophy resigned as a member of the Company’s board of directors. His resignation notice did not provide a reason for his resignation.

On October 19, 2018, Michael Betts resigned as Chief Technology Officer of the Company. According to Mr. Bett’s resignation notice, his resignation was due to the Company’s failure to pay his compensation.

On November 12, 2018, John Egazarian resigned as Head of Product and Chief Operations Officer of the Company. According to Mr. Egazarian’s resignation notice, his resignation was due to the Company’s failure to pay his compensation.

As a result of the foregoing, the Company currently has no officers and only one remaining director on its board of directors. The Company plans to appoint one or more officers and additional directors as soon as practicable.

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Item 8.01. Other Events.

Breach of Music Label Agreements

As previously reported, CUR Holdings, Inc., a Delaware corporation (“Holdings”), closed private placement offerings on November 15, 2018 and May 15, 2018 (the “Holdings Offerings”), the net proceeds of which were to be used to, among other things, pay advances required under content licensing agreements (the “Music Label Agreements”) with the three major music labels (the “Music Labels”) sufficient to allow Holdings and/or the Company to proceed with soliciting subscriptions for the Company’s Internet music service, CÜR Music. To date, Holdings has paid advances to the three Music Labels pursuant to the Music Label Agreements in the aggregate amount of $3,600,000 from the net proceeds of the Holdings Offerings. Additional payments are now past due to all three of the Music Labels pursuant to the Music Label Agreements. Each of the Music Labels has delivered written notice to Holdings that Holdings has breached their respective Music Label Agreement by failing to pay the additional advance due thereunder. Each of the Music Labels indicated that it would terminate its Music Label Agreement with Holdings if the required payment was not made within a certain cure period. To date, no additional payments have been made to the Music Labels by Holdings, and two of the Music Label Agreements have been terminated. Each of the Music Labels has reserved its rights to pursue all rights and remedies available pursuant to its respective Music Label Agreement.

Breach of Settlement Agreement with Digitas

As previously reported, the Company defaulted under its Master Multiple Services Agreement (the “Digitas Agreement”) with Digitas, Inc. (“Digitas”) as a result of the Company’s failure to pay Digitas past due balances for the services Digitas provided under the Digitas Agreement. In March 2017, Digitas filed a claim against the Company for damages in the aggregate amount of $650,000 (the “Claimed Amount”), together with pre-judgment interest, post-judgment interest, costs, and attorneys’ fees.

On November 15, 2017, the Company entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Digitas, pursuant to which the Company agreed to pay Digitas an aggregate of $400,000, in full settlement of any and all claims arising from or relating to amounts due under the Digitas Agreement. Simultaneously with the execution of the Settlement Agreement, the Company issued a Promissory Note to Digitas (the “Digitas Note”) in the principal amount of $400,000. Pursuant to the Digitas Note, the Company was required to pay Digitas (a) $100,000 on or before November 17, 2017 (the “First Payment”), $100,000 on the eight (8) month anniversary of the First Payment, and (c) $200,000.00 on the one (1) year anniversary of the First Payment. Pursuant to the terms of the Settlement Agreement and the Digitas Note, if the Company defaulted on its payment obligations under the Digitas Note, after notice and failure to cure, Digitas had the right to file a Consent Judgment (the “Consent Judgment”) for the full original Claimed Amount, less any amounts already paid, together with post-judgment interest and reasonable attorneys’ fees and costs incurred by Digitas for purposes of collection.

The First Payment was made out of the net proceeds of the Holdings Offerings on November 17, 2017. However, no further payments have been made to Digitas. Digitas has indicated that it intends to commence proceedings to obtain a Consent Judgment against the Company in the full Claimed Amount of $650,000, plus interest, costs and attorneys’ fees, less the $100,000 previously paid. The Company is negotiating with Digitas for an extension of time to pay.

Breach of Agreement with Zuora

As previously reported, on October 12, 2016, the Company received a notice of default from Zuora, Inc. (“Zuora") confirming that the Company was in default under its Master Subscription Agreement with Zuora (the “Zuora Agreement”), as a result of the Company’s failure to pay Zuora past due balances for the services they provided to the Company under the Zuora Agreement. On July 31, 2017, the Company and Zuora entered into a settlement and revised agreement (the “Revised Zuora Agreement’). Under the Revised Zuora Agreement, the Company was released from claims under the old Zuora Agreement, in exchange for contracting with Zuora for new services.

On November 5, 2018, Zuora delivered a notice of termination to the Company, terminating the Revised Zuora Agreement as a result of the Company’s failure to pay Zuora past due balances for the services Zuora provided under the Revised Zuora Agreement. Zuora has reserved its rights to pursue all rights and remedies available pursuant to the Revised Zuora Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CÜR MEDIA, INC.

Date: December 14, 2018	By:	/s/ William W. Duker
	Name:	William W. Duker
	Title:	Director

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